Exhibit 99.1

 CAROLINA TRUST BANCSHARES, INC.  HOLDING COMPANY FOR:  Shareholder Meeting Presentation  NASDAQ: CART  Annual Shareholder Meeting  May 2, 2018

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words "may," "will," "should," "could," "anticipate," "believe," "continue," "estimate," "expect," "forecast," "intend," "focused," "plan," "potential," or "project" and similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) changes in the short-term interest rate environment; (iii) the inability of Carolina Trust Bank to maintain the historical growth rate with respect to its loans or deposits; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Carolina Trust Bank's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) adverse conditions in the national or local economies including the North Carolina market, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) a merger or acquisition; (xii) risks of expansion into new geographic or product markets; (xiii) reduced ability to attract additional employees (or failure of such employees to cause their clients to switch their banking relationship to Carolina Trust Bank), to retain employees or otherwise to attract customers from other financial institutions; (xiv) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xv) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xvi) risks associated with litigation, including the applicability of insurance coverage; (xvii) the vulnerability of Carolina Trust Bank's network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xviii) the possibility of increased compliance costs as a result of increased regulatory oversight; (xix) the development of additional banking products for Carolina Trust Bank's corporate and consumer clients; (xx) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments; and (xxi) risks associated with Carolina Trust BancShares, Inc.'s outstanding indebtedness, including the risk that a deterioration in Carolina Trust BancShares, Inc.'s financial condition could adversely affect Carolina Trust BancShares, Inc.'s ability to make payments of principal and interest on borrowings and cause a default on outstanding indebtedness. Any projections of future results of operations included herein are based on a number of assumptions, many of which are outside the control of Carolina Trust BancShares, Inc. and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results.

Carolina Trust BancShares, Inc.
2

 COMPANY OVERVIEW  Company Snapshot  • Company:  Carolina Trust BancShares, Inc. /  Carolina Trust Bank  • Ticker (Exchange):  • Headquarters:  • Year Established:  • Full Service Branches / LPOs:Balance Sheet  • Assets:  • Loans:  • Deposits:  CART (Nasdaq) Lincolnton, NC  2000  9 Branches / 1 LPO  $407 Million$349 Million$341 Million  50 minutes  • Tangible Common Equity: $29 Million  • TCE / TA: 7.14%  • Tangible Book Value per Share: $6.24  • Pro Forma Tangible Book Value per Share $6.62 2  Profitability  • 2017 Net Income (Exc. DTA Revaluation): 1.34 Million1  • 2017 ROAA (Excl DTA Revaluation): 0.34%1  • 2017 Net Interest Margin 3.81%  • NPAs / Assets: 0.87%  to Asheville  45 minutes  • Headquartered in Lincolnton, NC near the center of the branch  footprint.  • Loans had a compounded annual growth rate (“CAGR”) of 11.7%  from December 31, 2013 to December 31, 2017  • Deposits had CAGR of 10.5% from December 31, 2013 to  December 31, 2017.  1 See reconciliation of non-GAAP measures in Appendix.  2 Pro forma tangible book value includes 2,310,000 shares of stock issued on April 23, 2018.  3  Note: Financial data as of or for the period ended December 31, 2017.

 RECENT DEVELOPMENTS  Carolina Trust’s commitment to serve its customers well, to operate in a safe and sound manner, and toprepare for future success led to the following accomplishments in 2017:  • Completed construction and relocated Hickory, NC branch to a new building with an attractive and  modern branch design in the Viewmont neighborhood  •  Consolidated Boger City, NC branch into the Main Office in Lincolnton, NC  •  Converted loan production office in Mooresville, NC to a full-service branch  •  Opened a loan production office in Salisbury, NC  •  Upgraded to a more robust core banking system to support continued loan and deposit growth  •  Continued balance sheet growth:  Assets increased by 8% to $407 millionLoans increased by 13% to $349 millionDeposits increased by 7% to $341 million  4

BRANCH FOOTPRINT

Commentary

- Carolina Trust Bank (the "Bank") operates 9 full-service branches across the piedmont and foothills of North Carolina
- The Bank is headquartered in Lincolnton, NC and has the #2 deposit market share with 17.2% of deposits in Lincoln County as of June 30, 2017
- Lincoln County is located approximately 30 miles northwest of Charlotte, NC – a key growth hub in the Southeast
- The Bank opened the Lake Lure and Hickory branches in 2015, the Mooresville branch in 2017, and is gaining traction in those markets
- Long-term growth strategy includes strengthening the Bank's position in current markets and expanding to contiguous markets in and around the Charlotte market



Branch Office
Lenoir
Morganton
Hickory
Newton
Statesville
Salisbury
Lexington
Thomasville
NORTH CAROLINA
Asheville
Mooresville
Davidson
Cornelius
Kannapolis
Huntersville
Concord
Albemarle
Hendersonville
Shelby
Gastonia
Mount Holly
Harrisburg
Belmont
Charlotte
Kings Mountain
Mint Hill
Matthews
Gaffney
Stallings
Indian Trail
Fort Mill
Weddington
Monroe

Dollar Values in Thousands		Total Deposits as of June 30,							
City, State	**Opened**	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**YoY Deposit Growth %**	**5 Year Growth Deposit CAGR (%)**
Lincolnton, NC*	Dec-2000	111,410	98,691	96,892	127,788	145,981	139,020	(4.8)	4.5
Gastonia, NC	Jun-2004	74,442	75,754	74,955	77,532	75,215	79,390	5.6	1.3
Denver, NC	Sep-2004	28,214	29,496	26,841	29,221	40,571	30,982	(23.6)	1.9
Lincolnton, NC	Sep-2002	13,013	14,517	13,449	13,255	12,338	12,480	1.2	(0.8)
Vale, NC	May-1998	12,804	14,163	15,072	16,045	16,348	17,018	4.1	5.9
Forest City, NC	Jul-2013	-	-	3,632	5,095	14,466	17,599	21.7	-
Hickory, NC	Mar-2015	-	-	-	2,984	6,684	17,976	168.9	-
Lake Lure, NC	Mar-2015	-	-	-	4,261	11,815	11,891	0.6	-
Mooresville, NC	May-2017	-	-	-	-	-	4,881	-	-
Total		**239,883**	**232,621**	**230,841**	**276,181**	**323,418**	**331,237**	**2.4**	**6.7**

- Boger City, NC branch was consolidated into the Main Office in Lincolnton, NC during 2017

Note: Vale office acquired in 2003 and Gastonia office acquired in 2009 from another financial institution

Source: S&P Global Market Intelligence

Carolina Trust BancShares, Inc.

5

STRONG MARKET SHARE

Commentary

- Carolina Trust is the #2 bank by deposits in Lincoln County, NC
- Strong community involvement and brand recognition continue to drive franchise growth
- The Charlotte market shows great promise for business growth moving forward
- North Carolina ranked 1st by the Bureau of Economic Analysis for the State with Fastest Growing Large Economy
- The headquarters and Denver (Lake Norman) offices are both approximately 25 miles northwest of Charlotte Douglas International Airport
- Significant recent merger activity creates growth opportunities for banks

Lincoln County, NC Market Share

Institution	Rank	NC Community Bank Rank ¹	2017 Number of Branches	Deposits ($000)	Deposit Market
First Federal Savings Bank of Lincolnton	1	1	4	311,711	26.91
Carolina Trust BancShares Inc.	2	2	4	199,500	17.22
Bank of America Corp.	3	–	2	163,633	14.13
Fifth Third Bancorp	4	–	3	151,377	13.07
Peoples Bancorp of North Carolina Inc.	5	3	3	113,906	9.83
BB&T Corp.	6	–	2	102,313	8.83
First Citizens BancShares Inc.	7	–	2	90,072	7.78
Bank of the Ozarks	8	–	1	13,369	1.15
Carter Bank & Trust	9	–	1	9,728	0.84
Woodforest Financial Group Inc.	10	–	1	2,619	0.23
		Market Total	*23*	*1,158,228*	*100.00*

Charlotte MSA Market Share

Institution	Rank	NC Community Bank Rank ¹	2017 Number of Branches	Deposits ($000)	Deposit Market
Bank of America Corp.	1	–	61	162,433,071	74.81
Wells Fargo & Co.	2	–	87	32,626,301	15.03
BB&T Corp.	3	–	70	6,407,993	2.95
First Citizens BancShares Inc.	4	–	45	2,514,815	1.16
Fifth Third Bancorp	5	–	39	2,472,446	1.14
South State Corp.	6	–	26	1,653,801	0.76
SunTrust Banks Inc.	7	–	33	1,395,104	0.64
F.N.B. Corp.	8	–	16	749,245	0.35
Pinnacle Financial Partners Inc.	9	–	9	722,815	0.33
PNC Financial Services Group Inc.	10	–	17	655,947	0.30
Carolina Trust BancShares Inc.	17	3	6	283,771	0.13
Other Market Participants			124	5,211,019	2.39
		Market Total	*533*	*217,126,328*	*100.00*

(1) North Carolina headquartered banks with less than $10 billion in total assets as of June 30, 2017
Note: Deposit data as of June 30, 2017
Source: S&P Global Market Intelligence, FDIC, Charlotte Chamber of Commerce

Carolina Trust BancShares, Inc.
6

OPPORTUNITY TO CONTINUE GAINING MARKET SHARE

Commentary

- Significant recent merger activity in North Carolina has facilitated customer, employee, and market share gain in key markets
  - Park National Corporation announced the acquisition of NewDominion Bank on January 23, 2018
  - TowneBank completed the acquisition of Paragon Commercial Corporation on January 26, 2018
  - Select Bancorp, Inc. completed the acquisition of Premara Financial, Inc. on December 15, 2017
  - South State Corporation completed the acquisition of Park Sterling Corporation on November 30, 2017
  - Pinnacle Financial Partners, Inc. completed the acquisition of BNC Bancorp on June 16, 2017
  - F.N.B. Corporation completed the acquisition of Yadkin Financial Corporation on March 11, 2017

2013 Charlotte MSA Market Share

Institution	2013 NC HQ Rank	2013 Deposit Market Share
Bank of America Corp.	1	76.95
BB&T Corp.	2	2.57
First Citizens BancShares Inc.	3	0.67
Park Sterling Corp.	4	0.41
Yadkin Financial Corp.	5	0.29
BNC Bancorp	6	0.27
F & M Financial Corp.	7	0.21
CommunityOne Bancorp	8	0.20
First Federal Savings Bank of Lincolnton	9	0.12
NewDominion Bank	10	0.12
Carolina Trust BancShares Inc.	**11**	**0.11**
Paragon Commercial Corp.	12	0.10
Peoples Bancorp of North Carolina Inc.	13	0.09
Premara Financial Inc.	14	0.08
Aquesta Financial Holdings Inc.	15	0.08
Other Market Participants		*17.73*

2017 Charlotte MSA Market Share

Institution	2017 NC HQ Rank	2017 Deposit Market Share
Bank of America Corp.	1	74.81
BB&T Corp.	2	2.95
First Citizens BancShares Inc.	3	1.16
F & M Financial Corp.	4	0.25
First Federal Savings Bank of Lincolnton	5	0.14
Carolina Trust BancShares Inc.	**6**	**0.13**
Aquesta Financial Holdings Inc.	7	0.13
Peoples Bancorp of North Carolina Inc.	8	0.10
First Bancorp	9	0.09
Uwharrie Capital Corp	10	0.09
Select Bancorp Inc.	11	0.08
BlueHarbor Bank	12	0.07
HomeTrust Bancshares Inc.	13	0.05
Fidelity BancShares (N.C.) Inc.	14	0.04
Belmont Federal S&L Association	15	0.04
Other Market Participants		*19.87*

Note: Deposit data as of June 30th of the respective year; includes banks that are headquartered in the state of North Carolina
Source: S&P Global Market Intelligence, FDIC

Carolina Trust BancShares, Inc.
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 STRONG BALANCE SHEET GROWTH  Commentary  •  Total assets grew at a CAGR of 11.1% from December 31, 2013 to December 31, 2017  •  Gross loans increased by $40.2 million or 13.0% from December 31, 2016 to December 31, 2017  •  Total deposits increased by $22.0 million or 6.9% from December 31, 2016 to December 31, 2017  •  Loans/Deposits ratio has consistently remained around 100% from December 31, 2013 to December 31, 2017  Total Assets ($M)  374.9  334.0  293.0  266.4  2013 2014 2015 2016  406.6  223.9  98%  2017 2013  Gross Loans ($M)  Gross Loans Loans/Deposits  348.7  308.5  292.4  244.6  103% 103% 102%  97%  2014 2015 2016 2017  Total Deposits ($M)  340.7  318.7  284.8  237.2  228.9  2013 2014 2015 2016 2017  8

 LOAN COMPOSITION  Commentary  Loan Composition  (As of December 31, 2012 through December 31, 2017)  • Gross loans grew at a CAGR of  11.7% from December 31, 2013  to December 31, 2017  Gross Loans ($M)  $221.5 $223.9  $244.6 $292.4  $308.5 $348.7  • Increase in total loans  outstanding of $40.2 million  during the fiscal year 2017, foran annual growth rate of 13%  • Total 1-4 Family loans have  declined from 32.9% of total  loans on December 31, 2012 to  23.7% of total loans on  December 31, 2017  • Total Commercial Real Estate  (“CRE”) loans have increased  from 39.3% of total loans onDecember 31, 2012 to 47.1% oftotal loans on December 31,2017  • The Company is focused on  increasing its Commercial &  Industrial (“C&I”) loan portfolio  Yield on Earning Assets (%)  All Other  C&I  C&D  Multi-familyTotal CRE  Total 1-4 Family  5.22%  2.3%  13.9%  8.7%  3.0%  39.3%  32.9%  5.06% 5.09%  2.2% 2.5%  14.1% 15.1%  7.3% 8.6%  2.2%  2.4%  41.2%  41.2%  32.9% 30.2%  4.97% 4.62%  2.3% 3.2%  14.7% 13.6%  7.3% 8.8%  3.9% 3.9%  44.5% 44.7%  27.2% 25.9%  4.76%  3.2%  13.5%  9.1%  3.4%  47.1%  23.7%  2012  2013  2014  2015  2016  2017  Note: Reflects bank level call report dataSource: S&P Global Market Intelligence  9

DEPOSIT GROWTH

Commentary

- Total deposits grew at 10.5% CAGR from December 31, 2013 to December 31, 2017
- Increase in total deposits of $22.0 million or 6.9% from December 31, 2016 to December 31, 2017
- Jumbo time deposits to total deposits decreased from 30.8% on December 30, 2012 to 27.6% on December 31, 2017
- Total transaction deposits to total deposits increased from 22.6% on December 31, 2012 to 28.1% on December 31, 2017
- Management continues to emphasize the importance of core deposit growth as it decreases reliance on brokered deposits
- Brokered deposits to total deposits have decreased from 11.2% on December 31, 2015 to 8.0% on December 31, 2017

Deposit Composition

(As of December 31, 2012 through December 31, 2017)

	2012	2013	2014	2015	2016	2017
Total Deposits ($M)	$223.9	$228.9	$237.2	$284.8	$319.4	$340.9
Cost of Deposits (%)	1.07%	0.83%	0.75%	0.78%	0.79%	0.75%



Jumbo Time
Retail Time
Other Savings
Money Market
Total Transaction
30.8%
19.3%
9.5%
17.7%
22.6%
32.5%
18.9%
9.8%
14.6%
24.1%
35.1%
18.0%
8.5%
14.2%
24.2%
37.9%
15.4%
7.5%
13.4%
25.8%
30.8%
19.2%
6.6%
17.5%
25.8%
27.6%
17.6%
6.5%
20.2%
28.1%
2012
2013
2014
2015
2016
2017

Note: Reflects bank level call report data; jumbo time deposits defined as all retail time deposits greater than $100,000
Source: S&P Global Market Intelligence

Carolina Trust BancShares, Inc.
10

 OPERATING PERFORMANCE  Return on Average Assets (%)  2.53%¹  Return on Average Common Equity (%)  30.62%¹  0.36%  0.34%  ²  0.33%  3.87%  ²  4.51%  2.95%  (0.54%)  (7.72%)  2013  2014  2015  2016  2017  2013  2014  2015  2016  2017  Efficiency Ratio ³ (%)  92.9%  Net Interest Margin (%)  4.33%  85.8%  81.5%  4.22%  85.0%  82.4%  4.20%  3.80% 3.81%  2013  2014  2015  2016  2017  2013  2014  2015  2016  2017  (1) Includes reversal of deferred tax allowance of $5.4 million  (2) Excluding DTA revaluation of $936,000 in Q4 2017; see reconciliation in Appendix  11  (3) Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income; see reconciliation in Appendix

 PROFITABILITY PROFILE  Yield, Cost and NIM  ($000 in thousands)  Net Interest Income  Yield on Earning AssetsNet Interest Margin  Cost of Deposits  5.22%  5.06% 5.09%  4.33%  4.97%  4.76%  4.62%  $10,461 $10,675 $11,091  $13,970  $13,350  $12,594  4.10%  4.22% 4.20%  3.80% 3.81%  2012  2013 2014 2015 2016 2017  ($000 in thousands)  Non-Interest Income  $1,376  1.07%  0.83% 0.75%  0.78% 0.79% 0.75%  $1,281  $1,019  $936  $1,229  $1,109  2012  2013  2014  2015  2016  2017  2012  2013  2014  2015  2016  2017  12

 CAPITAL ADEQUACY  Commentary  • Capital for the Bank exceeded “well-capitalized” requirements for each of the four primary capital levels monitored by state and federal regulators  • The Bank redeemed all $2.6M of outstanding preferred stock at par in December 2016 after the Company invested $8.8M in theBank’s common equity  • Source of funds for investment in the Bank was $10M in subordinated debt that was issued in October 2016  Bank  Level Regulatory Capital  HoldCo. Capital  As of December 31, 2017  *  9.22%  5.00%  *  10.10% 10.10%  8.00%  6.50%  11.08%  10.00%  7.14%  Leverage Ratio  CET 1 Capital Ratio  Tier 1 Capital Ratio  Total RBC Ratio  TCE / TA ¹  (1) See reconciliation of non-GAAP measures in Appendix  * Indicates subsidiary bank ratio  13

 ASSET QUALITY  Nonperforming Assets / Assets (%)  2.89%  2.12%  1.24%  1.04%  0.87%  Net Loan Charge-Offs / Average Loans (%)  1.36%  0.10% 0.15%  (0.01%)  0.00%  2013  2014  2015  2016  2017  2013  2014  2015  2016  2017  Loan Loss Reserves / Gross Loans (%)  1.82%  1.64%  1.27%  1.10%  1.70%  1.03%  Nonperforming Loans / Loans (%)  1.70%  0.93%  0.74% 0.79%  2013  2014  2015  2016  2017  2013  2014  2015  2016  2017  14

 HISTORICAL RETURN FOR SHAREHOLDERS  Five Year Stock Price Performance Versus Index (%)  300% CART +232.4%250%  200%  150%  100%  50%  0%  (50%)  04/11/13 10/11/13 04/11/14  NASDAQ Bank +96.0%  10/11/14 04/11/15 10/11/15  S&P 500 Bank +92.7%  04/11/16 10/11/16  S&P 500 +65.8%  232.4%  96.0%  92.7%  65.8%  04/11/17 10/11/17 04/11/18  Five Year Total Shareholder Return Versus Index (%)  300% CART +232.4%250%  200%  150%  100%  50%  0%  (50%)  04/11/13 10/11/13 04/11/14  SNL U.S. Bank $250M-$500M +132.1%  10/11/14 04/11/15 10/11/15  S&P 500 Bank +115.1%  04/11/16 10/11/16 04/11/17  S&P 500 +84.0%  232.4%  132.1%  115.1%  84.0%  10/11/17 04/11/18  Note: Market data as of April 11, 2018; total return includes reinvestment of dividends receivedSource: S&P Global Market Intelligence  15

 1st QUARTER 2018 PERFORMANCE  Balance Sheet Growth  $ Millions  March 31, 2018  December 31, 2017  $ Increase  % Increase  Loans  $367  $349  $18  5%  Deposits  373  341  32  9%  Assets  447  407  40  10%  Improved Income Statement Performance  $ Thousands  First Quarter 2018  First Quarter 2017  $ Increase  % Increase  Net Interest Income  $3,767  $3,254  $ 513  16%  Loan Loss Provision  252  151  101  67%  Noninterest Income  330  292  38  13%  Noninterest Expenses  3,096  3,076  20  1%  Pre-tax income  749  319  430  135%  Income tax expense  168  108  60  56%  Net income  $ 581  $ 211  $ 370  175%  Stable Asset Quality  $ Millions  March 31, 2018  December 31, 2017  Increase (Decrease)  NPAs/Assets  0.75%  0.87%  (0.12%)  Net Charge-Offs/Avg. LoansFor Quarter Ended  0.08% (0.03%) 0.11%  16

CAPITAL ADEQUACY Capital for the Bank exceeded “well-capitalized” requirements for each of the four primary capital levels monitored by state and federal regulators The Bank redeemed all $2.6M of outstanding preferred stock at par in December 2016 after the Company invested $8.8M in theBank’s common equity Source of funds for investment in the Bank was $10M in subordinated debt that was issued in October 2016 CRE concentration is reduced from 300.7% at December 31, 2017 to 212.3% on a pro forma basis, assuming investment of the stock offering proceeds into Bank capital that provides increased capacity in commercial real estate markets Bank Level Regulatory Capital HoldCo. Capital Standalone As of December 31, 2017 Pro Forma 9.22%* 12.89% 10.10% 14.58% 10.10%* 14.58% 11.08%* 15.55% 7.14% 10.88% Leverage Ratio CET 1 Capital Ratio Tier 1 Capital Ratio Total RBC Ratio TCE / TA ¹ (1) See reconciliation of non-GAAP measures in Appendix * Indicates subsidiary bank ratio Note: Assumes 5.75% underwriting fee, $366,813.50 in additional expenses, 100% of net proceeds downstreamed to bank, and 20% risk- weighted on net proceeds all for illustrative purposes 17

ATTRACTIVE MARKET DEMOGRAPHICS

Commentary

- The markets the Bank currently operates in have a higher projected population growth than the national average
- North Carolina is consistently recognized as one of the fastest growing and most business-friendly states in the country
- Core markets are expected to have strong population and income growth.
- The greater Charlotte area provides strong growth opportunities

Market Accolades

#7 Best Place for Business (2017)	#3 Most Attractive Real Estate Market (2015)
#22 Best Place to Live in the USA	#2 Growth in Number of Small Businesses
#9 Fastest Growing City in USA (2015)	#1 Top Tech Momentum Market
#9 STEM Job Growth Rate	#1 City for Most 1-Way Moving Truck Rentals

5-Year Projected Population Growth



8.0%
6.0%
4.0%
2.0%
0.0%
4.4%
4.7%
7.2%
5.0%
3.5%
Lincoln County
Gaston County
Charlotte MSA
North Carolina
United States

Household Income Detail



5-Year Projected Growth
13.2%
10.3%
8.9%
9.0%
8.9%
$54,183
$47,704
$60,380
$51,826
$61,045
Lincoln County
Gaston County
Charlotte MSA
North Carolina
United States

Source: S&P Global Market Intelligence LC, Charlotte Chamber of Commerce, U.S. News and World Report, Forbes

Carolina Trust BancShares, Inc.
18

 CAPITAL DEPLOYMENT STRATEGIES  Carolina Trust is expected to benefit from the additional capital it recently raised inseveral ways:  • Reduced CRE concentration provides opportunities for growth  • Support continued growth of Carolina Trust franchise through continued hiring  of high quality business producers and migration of high quality customersavailable due to merger activity in North Carolina markets  • Expanded acquisition capacity for potential acquisition opportunities that may  be complementary to the business  • Enhance trading liquidity and diversify ownership through larger capital base  • Investment of proceeds in short-term, investment grade, interest-bearing  securities  19

 COMPANY HIGHLIGHTS  Experienced and Knowledgeable Management Team  •  Experienced management team has developed strong relationships in the communities and markets served  •  Leadership is well connected to industry - Board/CEO/CFO have experience at other and, in some cases, larger  financial institutions  Operates in Attractive, High-Growth Markets  • Core markets are expected to have strong population and income growth. The greater Charlotte area provides strong  growth opportunities  • North Carolina is recognized as one of the fastest growing and most business-friendly states in the country  Strong Balance Sheet Growth  •  11.1% total asset CAGR since year end 2013  •  11.7% total loan CAGR since year end 2013  •  10.5% total deposit CAGR since year end 2013  Improving Profitability  • If the Q4 2017 DTA revaluation were excluded, 2017 net income to common shareholders would have been $1.34  million¹, which would have been a $141,000 increase, or 12%, over the comparable 2016 amount  •  Stable net interest margin of 3.81% in 2017, an increase of 1 basis point from 3.80% in 2016  •  Ability to leverage current infrastructure to drive profitability  Improving Asset Quality  • Continued improvement in nonperforming and classified loan categories has allowed the bank to reduce the balance of  its overall allowance for loan and lease losses during the fiscal years 2016 and 2017  • NPA’s / Assets decreased 17 basis points to 0.87% at year end 2017 as compared to 1.04% at year end 2016  (1) See reconciliation of non-GAAP measures in Appendix  20

 CAROLINA TRUST BANCSHARES, INC.  HOLDING COMPANY FOR:  Shareholder Meeting Presentation  NASDAQ: CART  Annual Shareholder Meeting May 2, 2018  Thank You For Attending and For Your Investment in Carolina Trust BancShares, Inc.

 Appendix  22

FINANCIAL HIGHLIGHTS

Dollar Values in Thousands, Except Share and Per Share Amounts	As of or for the Period Ended December 31,				
	2013	2014	2015	2016	2017
Balance Sheet					
Total Assets	$266,435	$293,041	$334,049	$374,917	$406,618
Total Gross Loans	223,891	244,646	292,362	308,492	348,679
Total Deposits	228,883	237,176	284,794	318,665	340,653
Total Common Equity	22,256	29,807	30,464	29,033	29,119
Profitability (%)					
ROAA	(0.54%)	2.53%	0.33%	0.36%	0.10%
ROAA - Excluding DTA Revaluation [1]	(0.54%)	2.53%	0.33%	0.36%	0.34%
ROACE	(7.72%)	30.62%	2.95%	3.87%	1.36%
ROACE - Excluding DTA Revaluation [1]	(7.72%)	30.62%	2.95%	3.87%	4.51%
Net Interest Margin	4.22%	4.33%	4.20%	3.80%	3.81%
Efficiency Ratio [1]	92.9%	81.5%	85.8%	85.0%	82.4%
Non-Interest Expense / Average Assets	4.02%	3.63%	3.66%	3.35%	3.24%
Non-Interest Income / Average Assets	0.38%	0.37%	0.35%	0.33%	0.35%
Asset Quality (%)					
NPAs / Assets	2.89%	2.12%	1.24%	1.04%	0.87%
Net Charge-offs / Average Loans	1.36%	(0.01%)	0.00%	0.10%	0.15%
Loan Loss Reserves / Gross Loans	1.82%	1.64%	1.27%	1.10%	1.03%
Capital Adequacy (%)					
Tangible Common Equity / Tangible Assets [1]	7.27%	9.22%	8.30%	7.72%	7.14%
Leverage Ratio [2]	8.24%	9.02%	8.48%	9.64%	9.22%
Tier 1 Capital Ratio [2]	9.54%	9.77%	9.10%	11.40%	10.10%
Total Risk-Based Capital Ratio [2]	10.80%	11.03%	10.30%	12.46%	11.08%
Per Share Information					
Common Shares Outstanding (Actual)	4,634,702	4,635,422	4,646,225	4,650,808	4,657,880
Basic Tangible Book Value per Share [1]	$4.18	$5.82	$5.96	$6.22	$6.24
Basic Earnings per Share	($0.35)	$1.43	$0.18	$0.24	$0.09
Basic Earnings per Share - Excluding DTA Revaluation [1]	($0.35)	$1.43	$0.18	$0.24	$0.29

(1) See pages following pages for reconciliation of non-GAAP financial measures
(2) Indicates subsidiary bank ratio

CTB Carolina Trust BancShares, Inc.

23

SURVEYING OUR MARKETS

Markets	Projected Growth: Population and Median Household Income		As of December 31, 2017 CTB Loans ($mm)	CTB Deposits ($mm)
Lincoln County -Manufacturing: Timken (hub assemblies), Robert Bosch Tool (packaging), Cataler (automotive catalysts)	2018 Population: 82,403 2018 – 2023 Projected Pop. Growth: 4.43% 2018 – 2023 Projected Household Income Growth: 13.15%	E Main St:	73.2	136.9
		W Highway 27:	6.0	12.4
		N Highway 16:	33.8	30.4
		Hwy 10 W:	2.0	18.3
		Total:	115.0	198.0
Gaston County -Automotive related manufacturing -Stowe Botanical Gardens	2018 Population: 219,154 2018 – 2023 Projected Pop. Growth: 4.66% 2018 – 2023 Projected Household Income Growth: 10.31%	S New Hope Rd:	81.7	72.8
Rutherford County -Tourism and Equestrian Center -Facebook data center	2018 Population: 66,722 2018 – 2023 Projected Pop. Growth: 1.12% 2018 – 2023 Projected Household Income Growth: 3.21%	Arcade St.:	5.6	13.9
		N Watkins Dr.:	24.1	21.2
		Total:	29.7	35.1
Catawba County -Furniture, telecommunications equipment -Lenoir Rhyne University -Apple data center (in nearby Maiden, NC)	2018 Population: 157,109 2018 – 2023 Projected Pop. Growth: 2.64% 2018 – 2023 Projected Household Income Growth: 4.62%	13th Ave NE:	59.9	23.2
Iredell County and Rowan County	2018 Population: 176,269 2018 – 2023 Projected Pop. Growth: 6.12% 2018 – 2023 Projected Household Income Growth: 10.90%	Trade Ct.:	60.5	11.6
		(LPO) Jake Alexander Blvd.	1.9	0.0
			62.4	11.6
North Carolina	**2018 Population: 10,300,541** **2018 – 2023 Projected Pop. Growth: 5.02%** **2018 – 2023 Projected Household Income Growth: 8.97%**	**Total:**	**348.7**	**340.7**

Source: S&P Global Market Intelligence, Company Documents

CTB
Carolina Trust BancShares, Inc.

24

RECONCILIATION OF NON-GAAP MEASURES  On pages 3, 17 and 23, the presentation refers to TCE / TA as 7.14%. The components of this non-GAAP ratio are shown below:  TCE (Tangible common equity) / TA (Tangible assets):  December 31, 2017 ($000s)  Total Stockholder's Equity  $29,119  Less: Core Deposit Intangible  (73)  Tangible Common Equity ("TCE")  $29,046  Total Assets  $406,618  Less: Core Deposit Intangible  (73)  Tangible Assets ("TA")  $406,545  TCE / TA  7.14%  25

 RECONCILIATION OF NON-GAAP MEASURES  On pages 11 and 23, the presentation includes a graph of Efficiency Ratios for the years ended  December 31, 2013 through 2017. The Efficiency Ratio is calculated by dividing noninterest expense bythe sum of net interest income and noninterest income. The components of this non-GAAP ratio areshown below:  Dollar Values in Thousands  As of or for the Period Ended December 31,  2013  2014  2015  2016  2017  Non-Interest Expense  $10,857  $9,789  $11,751  $12,388  $12,644  Net Interest Income  10,675  11,091  12,594  13,350  13,970  Non-Interest Income  1,019  936  1,109  1,229  1,376  Efficiency Ratio  92.85%  81.48%  85.75%  84.98%  82.39%  26

 RECONCILIATION OF NON-GAAP MEASURES  On pages 3 and 23, the presentation includes Tangible Book Value Per Share. Tangible Book Value PerShare is calculated by dividing tangible common equity by the number of common sharesoutstanding. The components of this non-GAAP ratio are shown below:  Dollar Values in Thousands  As of or for the Period Ended December 31,  2013  2014  2015  2016  2017  Tangible Common Equity  Common Equity  $19,681  $27,227  $27,884  $29,033  $29,119  Less: Core Deposit Intangible  (323)  (242)  (174)  (117)  (73)  Tangible Common Equity  19,358  26,985  27,710  28,916  29,046  Number of Common Shares Outstanding  4,634,702  4,635,422  4,646,225  4,650,808  4,657,880  Tangible Book Value Per Share  $4.18  $5.82  $5.96  $6.22  $6.24  27

 RECONCILIATION OF NON-GAAP MEASURES  On page 3, 17 and 23, the presentation includes Tangible Common Equity / Tangible Assets. Thecomponents of this non-GAAP ratio are shown below:  Dollar Values in Thousands  As of or for the Period Ended December 31,  2013  2014  2015  2016  2017  Tangible Common Equity  Common Equity  $19,681  $27,227  $27,884  $29,033  $29,119  Less: Core Deposit Intangible  (323)  (242)  (174)  (117)  (73)  Tangible Common Equity ("TCE")  $19,358  $26,985  $27,710  $28,916  $29,046  Tangible Assets  Total Assets  $266,435  $293,041  $334,049  $374,917  $406,618  Less: Core Deposit Intangible  (323)  (242)  (174)  (117)  (73)  Tangible Assets ("TA")  $266,112  $292,799  $333,875  $374,800  $406,545  TCE / TA  7.27%  9.22%  8.30%  7.72%  7.14%  28

 RECONCILIATION OF NON-GAAP MEASURES  In certain places, this presentation includes 2017 ROAA excluding the DTA revaluation in Q4 2017 and2017 ROACE excluding the DTA revaluation in Q4 2017. The components of these measures are shownbelow:  Dollar Values in Thousands  Year Ended  December 31, 2017  Net Income  Net Income  $404  Excluding Tax Expense from DTA Revaluation  936  Net Income Excluding DTA Revaluation  $1,340  Average Assets  Average Assets  $390,847  ROAA  0.10%  ROAA - Excluding DTA Revaluation  0.34%  Average Common Equity  Average Common Equity  $29,738  ROACE  1.36%  ROACE - Excluding DTA Revaluation  4.51%  29

 RECONCILIATION OF NON-GAAP MEASURES  On slides 3 and 23, this presentation includes 2017 Basic Net Income Per Share excluding the DTArevaluation in Q4 2017. The components of this measure are shown below:  Dollar Values in Thousands  Year Ended  December 31, 2017  Net Income  Net Income  $404  Excluding Tax Expense from DTA Revaluation  936  Net Income Excluding DTA Revaluation  $1,340  Weighted Avg. Basic Common Shares Outstanding  Weighted Avg. Basic Common Shares Outstanding  4,655,369  Basic Net Income Per Common Share  $0.09  Basic Net Income (Excl. DTA Revaluation) Per Common Share  $0.29  30